Exhibit 99.1

SM ENERGY UPSIZES AND PRICES $400 MILLION PUBLIC OFFERING
OF SENIOR NOTES DUE 2028

DENVER, CO — (PRNewswire) — June 9, 2021 — SM Energy Company (“SM Energy”) (NYSE: SM) announced today that it has priced an offering of $400 million in aggregate principal amount of its 6.500% senior unsecured notes due 2028 (the “Notes”). The aggregate principal amount of the offering was increased from the previously announced offering size of $350 million. The Notes will be issued at par. The offering is expected to close on June 23, 2021, subject to customary closing conditions. SM Energy intends to use the net proceeds from the offering to fund a cash tender offer (the “Tender Offer”) for all of its outstanding 6.125% Senior Notes due 2022 (the “2022 Notes”) and a portion of its outstanding 5.00% Senior Notes due 2024 (together with the 2022 Notes, the “Tender Offer Notes”). If the Tender Offer is not consummated or subscribed in full, SM Energy intends to use the net proceeds from the offering for general corporate purposes, which may include the repurchase or redemption, as applicable, of some or all of the Tender Offer Notes. The Tender Offer is made solely upon the terms and subject to the conditions set forth in an offer to purchase dated as of the date hereof and nothing in this press release constitutes an offer to purchase or a solicitation of an offer to purchase any of the Tender Offer Notes subject to the Tender Offer.

BofA Securities, J.P. Morgan, Wells Fargo Securities, Goldman Sachs & Co. LLC and RBC Capital Markets are acting as joint book-running managers. The Notes are being offered and will be sold pursuant to an effective shelf registration statement that was filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2018. This offering is being made only by means of a prospectus dated August 6, 2018 and related prospectus supplement dated June 9, 2021. Before you invest, you should read the preliminary prospectus supplement and accompanying base prospectus in that registration statement and the other documents the issuer has filed with the SEC for more complete information about this issuer and this offering. A copy of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from the representative of the several underwriters by contacting:

BofA Securities NC1-004-03-43

200 North College Street, 3rd floor Charlotte, NC 28255-0001

Attn: Prospectus Department

E-mail: dg.prospectus_requests@bofa.com

You may also obtain these documents free of charge when they are available by visiting the Securities and Exchange Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

INFORMATION ON FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of offering proceeds and other aspects of the Notes offering. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary offering closing conditions and other factors described in the prospectus and accompanying prospectus supplement for the offering. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, SM Energy’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in SM Energy’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission and in the prospectus and related prospectus supplement. The statements herein speak only as of the date of this press release. SM Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of oil, gas, and natural gas liquids in the state of Texas.

SM ENERGY CONTACTS:

INVESTORS: Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507